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Frequently asked questions regarding current market conditions

FAQ about recent turmoil in the markets and how it affects our funds.

1.	Do you think the markets have hit bottom?

2.	What are your investment professionals doing differently today?

3.	Will American Funds continue participating in the government’s temporary guarantee program for money market funds?

4.	Where can I find information about the stocks and bonds held by the American Funds?

5.	Can the assets of the American Funds that are held by independent custodians J.P. Morgan and State Street Bank be attached by the banks’ creditors or regulators?

With developments moving quickly in the nation’s financial markets, we thought the following might be helpful.

1.	Q: Do you think the markets have hit bottom?

A: We never predict the short-term direction of financial markets, but we are seeing some signs that the stage is being set for a recovery in the economy and the markets. We know that we are far from out of the woods and that not all of our difficulties are behind us. Still, credit markets have improved, the slide in home prices is showing signs of slowing and the effects of the economic stimulus package are just starting to be felt.

One result of the long decline in the markets is that the share prices of many good companies have become attractive. Corporate profits have also fallen as the recession has progressed. Historically, we’ve seen that as corporate profits pick up, stock prices also rise. We know, too, that markets anticipate good news rather than wait until it has made the headlines. While this does not mean that the markets have hit bottom — and they may not have — it reminds us that the number of attractive long-term investment opportunities is growing.

We are confident that markets will recover over time and reward patient, conservative investors as markets always have in the past.

Read additional perspectives on current market conditions.

2.	Q: What are your investment professionals doing differently today?

A: We are living through the worst bear market in 70 years but in one respect we’ve not changed our approach. We’re still conducting fundamental, global research with a long-term view. We realize, however, that the world has changed. It is far more interconnected than anyone understood. A real estate downturn in California, for example, can affect the assets of a small regional bank in Europe. Our fixed-income and equity analysts are working more closely than ever to thoroughly understand companies. When we assess a company’s long-term prospects, we try to understand the impact that seemingly unrelated events halfway around the world could have on the company or its industry.

3.	Q: Will American Funds continue participating in the government’s temporary guarantee program for money market funds?

A: Yes, The Cash Management Trust of America®, The U.S. Treasury Money Fund of AmericaSM and The Tax-Exempt Money Fund of AmericaSM are participating in the program.

Under the program, investments in a money market fund as of September 19, 2008, will be temporarily guaranteed to enable shareholders to receive a net asset value of $1.00 per share if the fund is liquidated. Investments in money market funds made after September 19, 2008, are ineligible for the program and will not be guaranteed. The guarantee program has been extended through September 18, 2009. For more information, you can read FAQ about the guarantee program on the Treasury Department’s website.

Although we are participating in the program, we believe it is highly unlikely that the guarantee will be needed for any of our money market funds. Investments in money market funds managed by Capital Research and Management CompanySM continue to adhere to strict credit quality, liquidity and diversification guidelines. The Cash Management Fund in the American Funds Insurance Series® is not managed to maintain a stable asset value and thus is not eligible to participate in the program.

The Boards of Trustees of the three funds participating in the program have recently decided to ask shareholders to approve the following changes:

o
Shareholders of The Cash Management Trust of America and The U.S. Treasury Money Fund of America are being asked to approve merging the two funds into American Funds Money Market FundSM. If the merger is approved, assets in the two funds that are currently guaranteed under the program will continue to be covered.

o
Shareholders of The Tax-Exempt Money Fund of America are being asked to approve converting the fund into a short-term, tax-exempt bond fund. If the conversion is approved, assets currently guaranteed under the program will be covered until the conversion is effective, tentatively anticipated for late July. After the conversion, the assets will no longer be covered because the fund will no longer be a money market fund.

4.	Q: Where can I find information about the stocks and bonds held by the American Funds?

A: To view holdings information, visit our detailed fund information page and choose a fund name and share class. Then click on the Holdings link near the top of the page. To view a complete list of fund holdings, click on “portfolio holdings” from the “Holdings” section. This information is updated about 45 days after the end of each calendar quarter.

5.	Q: Can the assets of the American Funds that are held by independent custodians J.P. Morgan and State Street Bank be attached by the banks’ creditors or regulators?

A: No. Under federal bankruptcy law, fund assets are not property of the bank and could not be attached by the banks’ creditors or regulators. In addition, federal securities laws and each fund’s custody agreement both require the custodian banks to hold fund assets in segregated accounts for the benefit of the fund. Moreover, our custody agreements specifically provide that the custodian may take actions pertaining to these segregated accounts only as authorized by the fund. The funds also regularly reconcile assets held by the custodian banks and receive reports from independent auditors regarding the custodian’s internal controls.

Shareholders of each fund are encouraged to read the applicable proxy statement when it becomes available as it contains important information regarding the proposed transactions.  Shareholders will be mailed a proxy statement and proxy ballot and may obtain the proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov.  For The Cash Management Trust of America and The U.S. Treasury Money Fund of America, the proxy statement and other information may be found under the filings for American Funds Money Market Fund.  You may also request a complimentary copy of the proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the funds at 333 South Hope Street, Los Angeles, California, 90071.

Although money market funds seek to preserve the value of your investment at $1.00 a share, it is possible to lose money by investing in a money market fund. Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity.

Most investments carry some degree of risk. For example, equity investments are subject to market fluctuations.

Investors should carefully consider the investment objectives, risks, charges and expenses of the American Funds. This and other important information is contained in the prospectuses, which can be obtained from your financial professional and should be read carefully before investing.